Exhibit 99.1

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
(INCREMENTAL FACILITY)

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (INCREMENTAL FACILITY), dated as of October 2, 2017 (this “Amendment”), is by and among THE E.W. SCRIPPS COMPANY, an Ohio corporation (the “Borrower”), each other Loan Party signatory hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Agent”) and each of the Incremental Term Lenders (as defined herein).
W I T N E S S E T H:
WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Agent entered into to that certain Third Amended and Restated Credit Agreement dated as of April 28, 2017, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, pursuant to Section 2.24 of the Credit Agreement, the Borrower may obtain Term Loan Commitments for a Term Loan by entering into an Incremental Amendment in accordance with the terms and conditions of the Credit Agreement;
WHEREAS, the Borrower has notified the Agent of its request to obtain such Term Loan Commitments and Term Loans (the “2017 Term Loans” and the Term Loan Commitments relating thereto, the “2017 Term Loan Commitments”) pursuant to Section 2.24 of the Credit Agreement in an aggregate principal amount equal to $300,000,000;
WHEREAS, the Persons party to this Amendment willing to provide 2017 Term Loan Commitments with respect to the 2017 Term Loans (such Persons, and any permitted assignees thereof, the “Incremental Term Lenders”) have indicated their willingness to make such 2017 Term Loans on the terms and subject to the conditions herein; and
WHEREAS, upon the terms and conditions set forth herein, the Borrower, the Agent and the Incremental Term Lenders are willing to enter into this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:
Section 1. Definitions. Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2. 2017 Term Loans.
(a)    Subject to the terms and conditions set forth herein, on the date all of the conditions precedent in Section 4 below are satisfied or waived in accordance with the terms hereof (the “Incremental Amendment Closing Date”), each Incremental Term Lender severally (and not jointly) agrees to make a 2017 Term Loan to the Borrower in a principal amount equal to the amount corresponding to such Incremental Term Lender’s “2017 Term Loan Commitment” as set forth on Schedule A attached hereto. Each 2017 Term Loan Commitment shall be a “Term Loan Commitment” for all purposes under the Credit Agreement. Each 2017 Term Loan made by an Incremental Term Lender pursuant to this Amendment shall have, in addition to any other terms set forth herein and in the Credit Agreement, the following terms (and the Credit Agreement shall be deemed to be amended to incorporate such terms):
(i)    Term Loan Maturity Date. The date referenced in clause (i) of the definition of “Term Loan Maturity Date” in the Credit Agreement shall be deemed to be October 2, 2024 for the 2017 Term Loans.
(ii)    Amortization. Section 2.09(c) of the Credit Agreement is hereby amended to reflect that the Borrower unconditionally agrees to pay to the Agent for the ratable account of the Incremental Term Lenders, (i) on each March 31, June 30, September 30 and December 31, commencing on December 31, 2017, an amount equal to 0.25% of the aggregate principal amount of 2017 Term Loans outstanding on the Incremental Amendment Closing Date and (ii) on the Term Loan Maturity Date for the 2017 Term Loans, the aggregate principal amount of 2017 Term Loans outstanding on such date.
(iii)    Optional Prepayments. Section 2.11 of the Credit Agreement is hereby amended to reflect that optional prepayments of the 2017 Term Loans shall be applied as directed by the Borrower (or, if no such direction is provided at the time of prepayment, to principal installments owing under Section 2.9(c) (as amended hereby) on a pro rata basis (including the final installment due and payable on the Term Loan Maturity Date)).
(iv)    Mandatory Repayments. Section 2.12 of the Credit Agreement is hereby amended to reflect in clause (g) thereof that any mandatory payments of the 2017 Term Loans under such Section shall be applied first, to repay the principal installments of 2017 Term Loans owing under Section 2.9(c) pro rata in direct order of maturity for the next eight scheduled payments pursuant to Section 2.9(c) (as amended hereby) following the applicable payment, second, to repay 2017 Term Loans on a pro rata basis (and applied to principal installments owing under Section 2.9(c) (as amended hereby) on a pro rata basis (including the final installment due and payable on the Term Loan Maturity Date)), third, to repay outstanding Swingline Loans and fourth to repay outstanding Revolving Loans.

(b)    Use of Proceeds. The proceeds of the 2017 Term Loans shall be used to (a) finance a portion of the purchase price for the acquisitions (such acquisitions, the “Closing Date Acquisitions”) by the Borrower and its Subsidiaries of (i) all of the equity interests of Bounce Media, LLC, a Delaware limited liability company and (ii) all of the equity interests of Katz Broadcasting Holdings, LLC, a Georgia limited liability company, not currently owned (directly or indirectly) by the Borrower pursuant to (1) that certain Membership Interest Units Purchase Agreement, dated July 31, 2017, by and among Scripps Media, Inc., Bounce Media, LLC, the Sellers’ Representative named therein, and all holders of Membership Interest Units of Bounce Media, LLC (the “Bounce Purchase Agreement”) and (2) the Membership Interest Units Purchase Agreement, dated July 31, 2017, by and among Scripps Media, Inc., Kitten, LLC (a wholly-owned subsidiary of Scripps Media,

Inc.), Katz Broadcasting Holdings, LLC, the Sellers’ Representative named therein and all holders of Membership Interest Units of Katz Broadcasting Holdings, LLC (the “KBH Purchase Agreement”; the KBH Purchase Agreement and the Bounce Purchase Agreement, together with all exhibits, disclosure schedules and side letters related thereto, collectively, the “Acquisition Agreements”); and (b) finance the payment of fees, commissions and expenses incurred in connection with the execution and delivery of this Amendment, the Borrowing of the 2017 Term Loans hereunder and the Closing Date Acquisitions (the foregoing under this clause (b), collectively, the “Transactions”).

(c)    Ticking Fees. The Borrower agrees to pay to the Agent, for the account of each of the Incremental Term Lenders, a non-refundable ticking fee (the “Ticking Fee”) at a rate per annum equal to the Ticking Fee Rate (as defined below) on the aggregate 2017 Term Loan Commitments, accruing from and including (a) October 3, 2017 until (b) the earliest to occur of (i) the Incremental Amendment Closing Date and (ii) the date of termination or expiration of the Acquisition Agreements (such earliest date, the “Ticking Fee Payment Date”). The Ticking Fee will be fully earned and shall be due and payable in cash in full on the Ticking Fee Payment Date; provided, that, for the avoidance of doubt, no Ticking Fee will be due if the Ticking Fee Payment Date is on or prior to October 2, 2017. The term “Ticking Fee Rate” shall mean the Adjusted LIBO Rate for an Interest Period equal to one month plus 2.25% (it being understood that the initial Interest Period shall commence on October 3 and shall continue automatically for successive one month periods until the Ticking Fee is paid in full).

(d)    Incremental Term Lenders. Each Incremental Term Lender (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make the 2017 Term Loan, have been made available to such Incremental Term Lender; (ii) agrees that it will, independently and without reliance upon the Agent, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated or SunTrust Robinson Humphrey, Inc., each in its capacity as a joint lead arranger and bookrunner with respect to this Amendment, or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Amendment; and (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Each Incremental Term Lender that is not a Lender immediately prior to the effectiveness of this Amendment acknowledges and agrees that, upon the Incremental Amendment Closing Date, such Incremental Term Lender shall be a “Term Loan Lender” and a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all obligations of and shall have all rights and benefits of a Term Loan Lender and a Lender thereunder.

(e)    Credit Agreement Governs Terms. Each reference to a “Term Loan” or “Term Loans” in the Credit Agreement shall be deemed to include the 2017 Term Loans and the 2017 Term

Loans shall be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Loan Lenders, of the Credit Agreement and the other Loan Documents. Without limiting the foregoing, the 2017 Term Loans (and all interest and other amounts payable thereon or with respect thereto) shall be (i) “Obligations” under and as defined in the Credit Agreement, (ii) secured by the Collateral under the relevant Security Documents and (iii) guaranteed under the Subsidiary Guaranty Agreement, in each case, on a pari passu basis with all Revolving Loans and Swingline Loans.

Section 3. Specific Amendments to Credit Agreement.

(a)    The Credit Agreement is hereby amended by adding the following new defined terms to Section 1.1 thereof in the appropriate alphabetical order:

“2017 Term Loan” shall have the meaning given such term in the First Amendment.

“2017 Incremental Amendment Closing Date” shall have the meaning given such term in the First Amendment.

“First Amendment” shall mean that certain First Amendment to Third Amended and Restated Credit Agreement dated October 2, 2017 among the Loan Parties, the Agent and the Term Loan Lenders party thereto.

“Incremental Term Lenders” shall have the meaning given such term in the First Amendment.

(b)    The Credit Agreement is hereby amended by deleting the definition of “Applicable Margin” in Section 1.1 thereof and substituting the following in lieu thereof:

“Applicable Margin” shall mean, as of any date, (a) with respect to all 2017 Term Loans outstanding on such date, 1.25% per annum on Base Rate Loans and 2.25% per annum with respect to Eurodollar Loans and (b) with respect to interest on all Revolving Loans outstanding on such date and Revolving LC Participation Fees, a percentage per annum determined by reference to the applicable Senior Secured Net Leverage Ratio in effect on such date as set forth on Schedule I attached hereto, as adjusted and otherwise determined from time to time in accordance with Section 2.15(a). Notwithstanding the foregoing, the Applicable Margin in respect of any tranche of Extended Revolving Commitments or Extended Revolving Loans made pursuant thereto or Extended Term Loans shall be the applicable percentages set forth in the relevant Extension Offer.

(c)    The Credit Agreement is hereby amended by deleting the reference to “Exhibit C” in the definition of “Term Loan Note” in Section 1.1 thereof and substituting in lieu thereof “Exhibit J”.

(d)    The Credit Agreement is hereby further amended by deleting “[reserved]” in clause (d) of Section 2.14 thereof and inserting in lieu thereof the following:

“The Borrower agrees to pay to the Administrative Agent for the account of each Term Loan Lender with an outstanding 2017 Term Loan immediately prior to any Repricing Transaction (as defined below) occurring on or prior to the 6-month anniversary of the 2017 Incremental Amendment Closing Date (including each Term Loan Lender with a 2017 Term Loan that withholds its consent to such Repricing Transaction and is replaced pursuant to Section 2.26(d)), a fee in an amount equal to 1.00% of the aggregate principal amount of such Term Loan Lender’s outstanding 2017 Term Loan immediately prior (and subject) to such Repricing Transaction, which fee shall be due and payable upon the effectiveness of such Repricing Transaction. As used herein, the term “Repricing Transaction” shall mean (a) any prepayment or repayment of 2017 Term Loans (or any portion thereof), with the proceeds of, or any conversion of 2017 Term Loans (or any portion thereof) into, any new or replacement tranche of term loans (including any Term Loans issued after the 2017 Incremental Amendment Closing Date) bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans) less than the “effective yield” applicable to the 2017 Term Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) and (b) any amendment and/or modification (including pursuant to a replacement of a 2017 Term Loan pursuant to Section 10.2(b)) to the 2017 Term Loans which reduces the “effective yield” applicable to the 2017 Term Loans, but in either case (A) not if such prepayment, repayment, amendment or modification is made in connection with a Change in Control transaction and (B) only if the primary purpose of such prepayment, repayment, amendment or modification is to refinance the 2017 Term Loans at a lower “effective yield”. For purposes of the foregoing, “effective yield” per annum, shall mean, as of any date of determination, the sum of (i) the higher of (A) the Adjusted LIBO Rate on such date for a deposit in Dollars with a maturity of one month and (B) the Adjusted LIBO Rate floor, if any, with respect thereto as of such date, (ii) the interest rate margins as of such date (with such interest rate margin and interest spreads to be determined by reference to the Adjusted LIBO Rate) and (iii) the amount of the original issue discount and upfront fees thereon (converted to yield assuming a four-year average life and without any present value discount).”

(e)    The Credit Agreement is hereby further amended by (I) deleting the word “and” immediately prior to clause (c)(ii) in Section 2.24 thereof and (II) adding the following at end of such clause (c)(ii) in Section 2.24:

“, (iii) the maturity date of each Term Loan funded under a Term Loan Commitment after the date of issuance of the 2017 Term Loans (each, a “New Term

Loan”) shall not be earlier than October 2, 2024, (iv) the Weighted Average Life to Maturity applicable to each New Term Loan shall not be shorter than the Weighted Average Life to Maturity of the 2017 Term Loans (it being understood that restrictions in the foregoing clauses (iii) and (iv) will only apply to a new “term loan B” facility which is understood in the leveraged finance market to be marketed primarily to institutional investors) and (v) the yield applicable to any New Term Loan may be determined by the Borrower and the applicable New Term Loan Lenders providing such New Term Loans; provided however, that prior to the first (1st) anniversary of the Incremental Amendment Closing Date, the yield applicable to any New Term Loan (after giving effect to all upfront or similar fees, floors or original issue discount payable with respect to such New Term Loan and assuming, in the case of original issue discount and upfront fees, a four-year life to maturity) shall not be greater than the applicable yield payable in respect to the 2017 Term Loans (including any upfront fees, floors or original issue discount payable to the Incremental Term Lenders and assuming, in the case of original issue discount and upfront fees, a four-year life to maturity) plus 0.50% per annum unless the yield with respect to the 2017 Term Loans is increased so as to cause the then applicable yield under the Credit Agreement on the 2017 Term Loans to equal the yield applicable to such New Term Loans minus 0.50% per annum.”

(f)    The Credit Agreement is hereby further amended by adding a new Section 2.29 thereto as follows:

“Section 2.29. Reverse Dutch Auction Prepayments.

(a)    Notwithstanding anything to the contrary set forth in this Agreement (including Sections 2.21 and 10.7) or any other Loan Document, the Borrower shall have the right at any time and from time to time to prepay Term Loans to the Term Loan Lenders at a discount to the par value of such Term Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.29; provided that (i) on the date of the Discounted Prepayment Option Notice (as defined below) and after giving effect to the Discounted Voluntary Prepayment, (A) the aggregate amount of Revolving Loans and Swingline Loans outstanding shall not be greater than $50,000,000 and (B) no Discounted Voluntary Prepayment shall be made from the proceeds of any Revolving Loan or Swingline Loan, (ii) any Discounted Voluntary Prepayment shall be offered to all Term Loan Lenders of a particular tranche on a pro rata basis and (iii) the Borrower shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Borrower (A) stating that no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (B) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.29 has been satisfied and (C) specifying the aggregate principal amount of Term Loans to be prepaid pursuant to such Discounted Voluntary Prepayment.

(b)    To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit G hereto (each, a “Discounted Prepayment Option Notice”) that the Borrower desires to prepay Term Loans in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below. The Proposed Discounted Prepayment Amount of any Term Loans shall not be less than $1,000,000 (unless otherwise agreed by the Administrative Agent). The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (i) the Proposed Discounted Prepayment Amount for Term Loans to be prepaid, (ii) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Term Loans to be prepaid (the “Discount Range”), and (iii) the date by which Term Loan Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five (5) Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(c)    Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Term Loan Lender thereof. On or prior to the Acceptance Date, each such Term Loan Lender may specify by written notice substantially in the form of Exhibit H hereto (each, a “Lender Participation Notice”) to the Administrative Agent (i) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Term Loan Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Term Loans to be prepaid) and (ii) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loans to be prepaid held by such Term Loan Lender with respect to which such Term Loan Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Term Loans to be prepaid specified by the Term Loan Lenders in the applicable Lender Participation Notice, the Administrative Agent and the Borrower shall mutually determine the applicable discount for such Term Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.29(b) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Term Loan Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Term Loan Lenders who have offered to participate in the

Discounted Voluntary Prepayment and have Qualifying Loans (as defined below). Any Term Loan Lender with outstanding Term Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.

(d)    The Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term Loans to be prepaid (or the respective portions thereof) offered by the Term Loan Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.

(e)    Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (other than as set forth in Section 2.14(d), but not subject to Section 2.19), upon irrevocable notice substantially in the form of Exhibit I hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m. New York City Time, three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall (i) specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent and (ii) state that no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Term Loan Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Term Loan Lenders, subject to the Applicable Discount on the applicable Term Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term Loan shall be applied ratably to reduce the remaining installments of such Term Loans.

(f)    To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.29(c) above) established by the Administrative Agent and the Borrower.

(g)    Prior to the delivery of a Discounted Voluntary Prepayment Notice, (i) upon written notice to the Administrative Agent, the Borrower may withdraw or modify its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (ii) no Term Loan Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Borrower after the date of such Lender Participation Notice. Within one (1) Business Day of delivery of a Discounted Voluntary Prepayment Notice, a Term Loan Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment solely if the Borrower is unable to provide a customary representation and warranty in the Discounted Voluntary Prepayment Notice that there is no material non-public information with respect to the Borrower and its Subsidiaries.

(h)    Nothing in this Section 2.29 shall require the Borrower to undertake any Discounted Voluntary Prepayment nor any Lender to participate in any Discounted Voluntary Prepayment.”

(g)    The Credit Agreement is hereby further amended by deleting clause (a) from Section 5.12 thereof and substituting the following in lieu thereof:

“(a)    If, at any time, a Subsidiary of the Borrower is required to become a Subsidiary Loan Party after the Closing Date pursuant to this Section 5.12, such Subsidiary shall execute and deliver to the Administrative Agent a Pledge and Security Agreement Supplement in the form of Exhibit D to the Security Agreement within ten (10) Business Days after such Subsidiary is so required to become a Subsidiary Loan Party.”

(h)    The Credit Agreement is hereby further amended by adding the following new Section 5.15 thereto:

“Section 5.15. Corporate Credit Ratings.

The Borrower shall use commercially reasonable efforts to obtain and maintain a public corporate family and/or corporate credit rating, as applicable, and public ratings in respect of the 2017 Term Loans, in each case from each of S&P and Moody’s.”

(i)    The Credit Agreement is hereby further amended by deleting clause (iv) from Section 7.1(k) thereof and substituting the following in lieu thereof:

“(iv) the Weighted Average Life to Maturity applicable to any such Indebtedness that constitutes a “term loan B” facility (which is understood in the leveraged finance market to be marketed primarily to institutional investors) is not shorter than the 2017 Term Loans and any such Indebtedness that constitutes a “term loan B” facility does not mature prior to the date occurring 91 days following the Term Loan Maturity Date (in effect as of the date such Indebtedness is incurred),”

(j)    The Credit Agreement is hereby further amended by adding the following sentence at the end of Section 10.2 thereof:

“Notwithstanding anything herein to the contrary, any waiver, amendment, consent or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders under this Agreement at the time.”

(k)    The Credit Agreement is hereby further amended by adding a new Exhibit G, H, I and J at the end of the Exhibits thereto, in each case, in the form of Exhibits G, H, I and J attached hereto.

The Borrower and the Agent agree that all amendments set forth herein are, in the reasonable opinion of the Agent and the Borrower, necessary to effectuate the provisions of Section 2.24 of the Credit Agreement.

Section 4. Conditions Precedent. The effectiveness of this Amendment, and the obligation of each Incremental Term Lender to make its 2017 Term Loan hereunder, are each subject to the satisfaction or waiver of each of the following conditions precedent (except that Section 2(c) hereof shall be effective and enforceable upon satisfaction of clause (a)(i) immediately below):

(a)The Agent shall have the received each of the following in form and substance reasonably satisfactory to the Agent:
(i)    a counterpart of this Amendment duly executed by each of the Loan Parties, the Agent and each of the Incremental Term Lenders;
(ii)    a certificate from a Responsible Officer of the Borrower to the effect that (A) at the time of and immediately after giving effect to the Transactions, all representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects (without duplication of any materiality, “Material Adverse Effect” or similar qualifiers contained in such representations and warranties) on and as of the Incremental Amendment Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (B) at the time of and immediately after giving effect to the Transactions, no Default or Event of Default exists; (C) since December 31, 2016, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect; (D) all conditions and applicable requirements under Section 2.24 of the Credit Agreement related to the incurrence of the 2017 Term Loan have been satisfied; (E) all conditions and applicable requirements under Section 7.3(b) of the Credit Agreement related to Closing Date Acquisitions have been satisfied and each of the Closing Date Acquisitions constitute a “Permitted Acquisition”; and (F) the Loan Parties, as applicable, have satisfied each of the conditions set forth in this Section 4;
(iii)    a Compliance Certificate duly executed by a Responsible Officer of the Borrower demonstrating (which shall set forth in reasonable detail calculations of the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio) that after giving effect to the Transactions on a Pro Forma Basis, (x) the Total Net Leverage Ratio does not exceed 5.25 to 1.00 and (y) the Senior Secured Net Leverage Ratio does not exceed 3.50 to 1.00, in each case, for the Test Period;
(iv)    a certificate from a Responsible Officer of the Borrower certifying that attached thereto is a true, correct and complete copy of the Acquisition Agreements as in effect on the Incremental Amendment Closing Date;
(v)    certified copies of all consents, approvals, authorizations, registrations and filings and orders required to be made or obtained under any Requirement of Law, or by any Material Contract of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the this Amendment, the Acquisition Agreements or any of the other documents or instruments executed in connection with the Transactions, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding this Amendment, the Closing Date Acquisitions or any of the other Transactions shall be ongoing;
(vi)    certificates of insurance with respect to each Loan Party describing the types and amounts of insurance (property and liability) maintained by the Loan Parties, naming the Agent as additional insured on liability policies and with lender loss payee endorsements for property and casualty policies, in each case, meeting the requirements of Section 5.8 of the Credit Agreement;
(vii)    a certificate of each Loan Party, which shall (A) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of this Amendment and the Transactions, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign this Amendment and Loan Documents in connection herewith to which it is a party and (C) contain appropriate attachments, including the Organizational Documents of each Loan Party certified, if applicable, by the relevant authority of the jurisdiction of organization of such Loan Party (or a written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s certificate or Organizational Documents most recently certified and delivered to the Agent on the Closing Date remain in full force and effect on the Incremental Amendment Effective Date without modification or amendment since such original delivery) and a good standing certificate (if relevant) as of a recent date for each Loan Party from its jurisdiction of organization;
(viii)    a Notice of Borrowing with respect to the 2017 Term Loans;
(ix)    a Term Loan Note executed by the Borrower in favor of each Incremental Term Lender that has requested a Note in writing at least three (3) Business Days before the Incremental Amendment Closing Date;
(x)    a solvency certificate duly executed by the chief financial officer of the Borrower, addressed to the Agent for the benefit of the Lenders and dated the Incremental Amendment Closing Date in substantially the form of Exhibit 3.1(b)(xx) to the Credit Agreement giving pro forma effect to the Transactions to be effected on the Incremental Amendment Closing Date;
(xi)    a duly executed Perfection Certificate on a pro forma basis after giving effect to the Transactions;
(xii)    a favorable written opinion of Dickinson Wright PLLC, counsel to the Loan Parties, together with local counsel opinions reasonably requested by the Agent, in each case addressed to the Agent and each of the Lenders (which shall expressly permit reliance by the successors and assigns of the Lenders and the Agent), and covering such matters relating to the Loan Parties, this Amendment, the Loan Documents and the Transactions as the Agent shall reasonably request;
(xiii)    customary Lien and judgment search results with respect to Bounce Media, LLC, Katz Broadcasting Holdings, LLC and their respective Subsidiaries (collectively, the “Acquired Companies”) and the Loan Parties reasonably satisfactory to the Agent evidencing that none of the Equity Interests or other assets of the Loan Parties and the Acquired Companies are subject to any Liens, other than Permitted Liens or, with respect to the Acquired Companies, Liens that will be discharged on the Incremental Amendment Closing Date;
(xiv)    a duly executed funds flow memorandum with respect to the Transactions, together with a report setting forth the sources and uses of proceeds of the 2017 Term Loan;
(xv)     projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements on an annual basis for the first year following the Incremental Facility Closing Date and on an annual basis for each year thereafter through

2021, which shall not be materially inconsistent with any financial information or projections previously delivered to the Agent;
(xvi)    evidence that the Borrower shall have received a recent public corporate family and/or corporate credit rating, as applicable, and public ratings in respect of the 2017 Term Loans, in each case from each of S&P and Moody’s; and
(xvii)    to the extent requested by any Incremental Term Lender or the Agent at least five Business Days prior to the Incremental Amendment Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer”, United States Requirements of Law relating to terrorism, sanctions or money laundering, including the Anti-Terrorism Order, the Patriot Act and Anti-Money Laundering Laws.
(b)The Closing Date Acquisitions shall have been or, substantially concurrently with the Borrowing of the 2017 Term Loans shall be, consummated in accordance with the terms of the Acquisition Agreements (without giving effect to any waiver, modification or consent thereunder that is materially adverse to the Incremental Term Lenders (as reasonably determined by the Agent)), and all Applicable Laws.
(c)The representations and warranties set forth in Section 5 below shall be true and correct in all material respects (without duplication of any materiality, “Material Adverse Effect” or similar qualifiers contained in such representations and warranties) on the Incremental Amendment Closing Date.
(d)All fees and reasonable and documented out-of-pocket expenses required to be paid on the Incremental Amendment Closing Date pursuant to that certain Fee Letter and that certain Engagement Letter, in each case, dated July 18, 2017 (including such fees as are payable to each Additional Arranger (as defined in such Engagement Letter) pursuant to the terms of each joinder to such Engagement Letter entered into by an Additional Arranger), by and between the Borrower and Wells Fargo Securities, LLC shall, upon the Borrowing of the 2017 Term Loans, have been, or will be substantially simultaneously, paid (which amounts may, at the Agent’s option, be offset against the proceeds of the 2017 Term Loans).
Section 5. Representations. Each of the Loan Parties represents and warrants to the Agent, the Lenders and the Incremental Term Lenders that:
(a)Existence and Power. Each Loan Party (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority and all requisite licenses, authorizations, consents and approvals, in each case to (x) to carry on its business as now conducted and (y) execute, deliver and perform its respective obligations under this Amendment and the other Loan Documents to which it is a party, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

(b)Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Amendment, the Credit Agreement as amended hereby (the “Amended Credit Agreement”) and each other Loan Document executed in connection herewith to which such Person is a party, and the consummation of the Transactions and thereby, (i) are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and (ii) do not and will not (A) contravene the terms of any of such Person’s Organization Documents, (B) conflict with or result in any breach or contravention of, or result in the creation of any Lien under (other than as permitted by Section 7.2 of the Credit Agreement), or require any payment to be made under, (1) any Material Contract to which such Person is a party or the properties of such Person or any of its Subsidiaries is subject or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (C) violate any Applicable Law; except with respect to any conflict, breach, contravention or payment (but not creation of Liens) referred to in clause (ii)(B), to the extent that such conflict, breach, contravention or payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)Governmental Approvals; No Conflicts. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, the Amended Credit Agreement or any other Loan Document executed in connection herewith, or for the consummation of the transactions contemplated hereby or thereby, except (A) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (B) any filings, action, notice, approval, exemption, authorization or consent required under securities laws.
(d)Binding Effect. This Amendment and each other Loan Document executed in connection herewith has been duly executed and delivered by each Loan Party that is party hereto or thereto. This Amendment, the Amended Credit Agreement and each other Loan Document executed in connection herewith constitutes a legal, valid and binding obligation of each Loan Party that is party hereto or thereto, enforceable against each Loan Party that is party hereto or thereto in accordance with its respective terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
(e)No Impairment. The execution, delivery, performance and effectiveness of this Amendment, the Amended Credit Agreement or any other Loan Document in connection herewith will not impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document.
(f)No Default. No Default or Event of Default has occurred and is continuing as of the date hereof, nor will any Default or Event of Default exist immediately after giving effect to the Transactions.
Section 6. Conditions Subsequent. The Borrower hereby agrees to cause, immediately following the effectiveness of this Amendment, or within such other time period reasonably agreed to by the Agent in its sole discretion, each of the Acquired Companies to become an additional

Subsidiary Loan Party by executing and delivering to the Agent a Subsidiary Guaranty Supplement and a Pledge and Security Agreement Supplement in the form of Exhibit D to the Security Agreement, accompanied by (x) all other Security Documents related thereto and (y) such other documents as the Agent may reasonably request (collectively, the “Joinder Documents”). The Borrower further agrees to cause, immediately following the effectiveness of this Amendment, or within such other time period reasonably agreed to by the Agent in its sole discretion, the following to be delivered to the Agent, in each case in form and substance reasonably satisfactory to the Agent:
(i)    a certificate of each of the Acquired Companies, which shall (A) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Joinder Documents and the Loan Documents which are binding upon the Acquired Companies, (B) identify by name and title and bear the signatures of the officers of such Acquired Companies authorized to sign the Joinder Documents and (C) contain appropriate attachments, including the Organizational Documents of each of the Acquired Companies certified, if applicable, by the relevant authority of the jurisdiction of organization of such Acquired Companies and a good standing certificate (if relevant) as of a recent date for such Acquired Companies from their respective jurisdictions of organization;
(ii)    with respect to the Acquired Companies (x) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Agreement, if any, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (y) all filings and recordations that are necessary to perfect the security interests of the Agent, on behalf of the Secured Parties, in the Collateral and the Agent shall have received evidence reasonably satisfactory to the Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens);
(iii)    certified copies of all consents, approvals, authorizations, registrations and filings and orders required to be made or obtained under any Requirement of Law, or by any Material Contract of each Acquired Company, in connection with the execution, delivery, performance, validity and enforceability of the Joinder Documents or any of the other documents or instruments executed in connection with the Transactions;
(iv)    certificates of insurance with respect to each Acquired Company describing the types and amounts of insurance (property and liability) maintained by the Acquired Companies, naming the Agent as additional insured on liability policies and with lender loss payee endorsements for property and casualty policies, in each case, meeting the requirements of Section 5.8 of the Credit Agreement; and
(v)    a favorable written opinion of Dickinson Wright PLLC, counsel to the Acquired Companies, together with local counsel opinions reasonably requested by the Agent, in each case addressed to the Agent and each of the Lenders (which shall expressly permit reliance by the successors and assigns of the Lenders and the Agent), and covering such matters relating to the Acquired Companies, the Joinder Documents, the Loan Documents and the Transactions as the Agent shall reasonably request.

The Borrower hereby acknowledges and agrees that its failure to comply with any of the terms or provisions of this Section 6 shall result in an immediate Event of Default under the Credit Agreement.
Section 7. Reaffirmation of Security/Guaranty Documents.
(a)    Each Loan Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby, including the extension of credit in the form of the 2017 Term Loans. Each Loan Party hereby acknowledges, ratifies, reaffirms and confirms its continuing obligations to the Agent and the Secured Parties under the Security Documents and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of the Subsidiary Guaranty Agreement, or reduce, impair or discharge the obligations of each Loan Party thereunder. Each Guarantor hereby acknowledges that the 2017 Term Loans constitute (and shall be included in the definition of) “Guarantied Obligations” under the Subsidiary Guaranty Agreement.
(b)    Each Loan Party acknowledges, ratifies, reaffirms and confirms that (i) all Liens granted to the Agent for the benefit of the Secured Parties under the Security Documents remain in full force and effect and shall continue to secure the Obligations with the same priority and (ii) the validity, perfection, enforceability or priority of such Liens will not be impaired by this Amendment.
(c)    Nothing in this Amendment or in any of the transactions contemplated hereby is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations of the Borrower under the Credit Agreement or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any Collateral for the Obligations.
Section 8. Certain References. Upon the effectiveness of this Amendment, each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Amended Credit Agreement.
Section 9. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
Section 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.
Section 11. Effect.
(a)    Except as expressly set forth in Section 2 and Section 3 hereof, the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and continue to be in full force and effect. The amendments contained in Section 2 and Section 3 hereof shall be deemed to have prospective application only. The Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects.

(b)    Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or constitute a course of conduct or dealing among the parties. The Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.
(c)    This Amendment, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. This Amendment shall for all purposes be deemed to be a “Loan Document” and an “Incremental Amendment” under the Credit Agreement and entitled to the benefits thereof.
Section 12. Further Assurances. Each Loan Party agrees to take all further actions and execute such other documents and instruments as the Agent may from time to time reasonably request to carry out the transactions contemplated by this Amendment, the Loan Documents and all other agreements executed and delivered in connection herewith.
Section 13. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile, email or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Amendment, and no consent to any departure by a Borrower therefrom, shall be effective unless in writing signed by the Agent, the Incremental Term Lenders and the Borrower, and each such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 15. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 16. Headings. Headings and captions used in this Amendment are included for convenience of reference only and shall not be given any substantive effect.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Third Amended and Restated Credit Agreement (Incremental Facility) to be duly executed as of the date first above written.

BORROWER:	THE E.W. SCRIPPS COMPANY

By:/s/ William Appleton
William Appleton
Executive Vice President and General Counsel

OTHER LOAN PARTIES:	SCRIPPS MEDIA, INC.

By:/s/ William Appleton
William Appleton
Executive Vice President and General Counsel

SCRIPPS BROADCASTING HOLDINGS LLC

By:/s/ William Appleton
William Appleton
Manager

MEDIA CONVERGENCE GROUP, INC.

By:/s/ William Appleton
William Appleton
Manager

90028 MEDIA, LLC

By:/s/ William Appleton
William Appleton
Manager

KITTEN, LLC

By:/s/ William Appleton
William Appleton
Manager

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (INCREMENTAL FACILITY)

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Agent and an Incremental Term Lender

By:    /s/ Kyle R. Holtz
Kyle R. Holtz
Director

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (INCREMENTAL FACILITY)

[________], as an Incremental Term Lender

By:
Name:
Title:

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (INCREMENTAL FACILITY)